UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 10, 2006

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

301 Brannan Street

San Francisco, California 94107

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report
SIGNATURES

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

On March 10, 2006, Advent Software, Inc. (the “Company”) determined that its previously issued financial statements for the quarters ended March 31, 2004 and 2005, June 30, 2004 and 2005, and September 30, 2004 and 2005 (the “first three quarters of 2004 and 2005”) and for the years ended December 31, 2003 and 2004 cannot be relied on due to errors in those financial statements as described below.

A. Accounting for Income Taxes

Management presented its findings and recommendation to the Audit Committee of the Board of Directors (the “Audit Committee”), which concurred with management’s recommendation to: i) restate the financial statements for the first three quarters of 2004 included in its Quarterly Reports on Form 10-Q/A and for the first three quarters of 2005 included in its Quarterly Reports on Form 10-Q, and ii) adjust its previously reported results of operations for the fourth quarter ended December 31, 2004 and 2005 which results were furnished on a Form 8-K on January 31, 2006. The decision to restate and adjust these financial statements was discussed with the Company’s independent registered public accounting firm and was made after discovery of errors in its deferred income tax liabilities and related income tax provision accounts. Specifically, the Company did not record the benefit from the deferred tax liability associated with the amortization of the intangible assets in the books of its European subsidiaries in the calculation of the Company’s effective annual tax rate for the first three quarters of 2004 and 2005. Management currently estimates that the most significant impact on net income (loss) for the first three quarters of 2004 or 2005 is in the second quarter ended June 30, 2005 in which net income will increase by approximately $0.7 million after the correction of this error. The Company’s consolidated statements of operations for fiscal years 2004 and 2005 will not be impacted by the correction of these errors.

B. Disclosure of Stock-Based Employee Compensation Expense

The Company’s  disclosures for stock-based employee compensation expense under SFAS 123, as amended by SFAS 148, included in Note 1 to its previously issued financial statements contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 (“2004 10-K/A”), the Quarterly Reports on Form 10-Q/A for the first three quarters of 2004 and the Quarterly Reports on Form 10-Q for the first three quarters of 2005, should not be relied upon because of errors in the  disclosure of the pro forma effects on operating results as if the Company had elected to use the fair value approach to account for all stock-based compensation plans. Management’s current estimate of the error’s impact on the Company’s footnote disclosure of the pro forma effects on net income (loss) for fiscal years 2003 and 2004 is approximately $0.4 million and $0.8 million, respectively. This error in the footnote disclosure had no impact on the Company’s consolidated balance sheets, statements of operations, cash flows, comprehensive income or stockholders’ equity for any period.

Management presented its findings and recommendation to the Audit Committee, which concurred with management’s recommendation to restate the stock-based employee compensation expense disclosures for fiscal 2003 and 2004 included in Note 1 to its previously issued financial statements contained in its 2004 10-K/A and for the first three quarters of 2004 included in its Quarterly Reports on Form 10-Q/A and for the first three quarters of 2005 included in its Quarterly Reports on Form 10-Q. The decision to restate the disclosure was discussed with the Company’s independent registered public accounting firm and was made after discovery of errors in the accuracy and disclosure of stock-based employee compensation expense relating to the attribution period for non-routine stock compensation arrangements, including those with non-standard vesting terms or performance vesting conditions.

On March 16, 2006, management determined that since the Company will be restating its previously issued financial statements as described above, that it will also correct the following errors.

                C. Accounting for Leasehold Improvements

Management presented its findings and recommendation to the Audit Committee of the Board of Directors, which concurred with management’s recommendation to: i) restate the financial statements for the first three quarters of 2004 included in its Quarterly Reports on Form 10-Q/A and for the first three quarters of 2005 included in its Quarterly Reports on Form 10-Q, and ii) adjust its previously reported results of operations for the fourth quarter ended December 31, 2004 and 2005 which results were furnished on a Form 8-K on January 31, 2006. The decision to restate and adjust these financial statements was discussed with the Company’s independent registered public accounting firm and was made after discovery of errors in its accumulated depreciation and depreciation expense accounts.  Specifically, the Company did not adjust the estimated useful lives of certain leasehold improvements upon a change in the lease termination date at one of its facilities and, as a result, over-depreciated the assets and understated net income (loss). Management’s current estimate of the impact on the Company’s net income (loss) for fiscal year 2004, as reported in the 2004 10-K/A, and fiscal year 2005, as furnished on a Form 8-K on January 31, 2006, is less than $0.2 million in each year.

D. Accounting for Term License Arrangements and Related Services

Management presented its findings and recommendation to the Audit Committee, which concurred with management’s recommendation to: i) restate the financial statements for the first three quarters of 2005 included in its Quarterly Reports on Form 10-Q, and ii) adjust its previously reported results of operations for the fourth quarter ended December 31, 2005 which results were furnished on a Form 8-K on January 31, 2006. The decision to restate and adjust these financial statements was discussed with the Company’s independent registered public accounting firm and was made after discovery of errors in its revenues, cost of revenues and sales and marketing expense accounts. Specifically, the Company did not defer license, maintenance and professional services revenue, together with related expenses in sales and marketing, on certain term license agreements in accordance with SOP 97-2. Management’s current estimate of the impact on the Company’s net income (loss), as reported in its condensed consolidated statements of operations for the first three quarters of 2005, as reported in its Quarterly Reports on Form 10-Q, is less than $0.4 million for each quarter of 2005, and less than $0.4 million for fiscal 2005.

Sarbanes-Oxley Act Section 404 Assessment

As previously disclosed in the Company’s 2004 10 K/A, management concluded that due to the existence of material weaknesses, the Company’s internal control over financial reporting was not effective as of December 31, 2004. While management has not yet completed its assessment of internal control over financial reporting as of December 31, 2005, management has concluded that due to the continued existence, as evidenced by matters disclosed in paragraphs  A. and B. above, of the previously identified material weaknesses related to the Company not maintaining effective controls over  (i) the accounting for income taxes, including the determination of income taxes payable, deferred income tax assets and liabilities and the related income tax provision , and (ii) the accuracy and presentation and disclosure of the Company’s pro forma stock-based employee compensation expense in conformity with generally accepted accounting principles, the Company’s management will conclude in its “Management Report on Internal Control Over Financial Reporting” to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”), that the Company’s internal control over financial reporting was not effective as of December 31, 2005.

Also, as a result of these material weaknesses, the Company’s management believes that the report of its independent registered public accounting firm will contain an adverse opinion with respect to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Furthermore, since management is continuing to assess the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, as required under the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, additional material weaknesses, including material weaknesses related to the matters described in paragraphs C. and D. above with respect to the accounting for leasehold improvements and term lease arrangements and related services, respectively, may be identified.

As a result of these corrections, management has recommended, and the Audit Committee has concurred with, the restatement of its unaudited financial statements for the first three quarters of 2004 and 2005, through the filing of amended Quarterly Reports on Form 10-Q/A for the first three quarters of 2005. In addition, the Company will also include these corrections in the financial statements and “Supplementary Quarterly Financial Data (Unaudited)” section of its 2005 10-K. The Company is working diligently to complete its review of these matters and to quantify the full impact of the necessary adjustments on each of the affected periods. However, due to the additional time and effort involved in preparing its “Management Report on Internal Control Over Financial Reporting” and completing its financial statements to be included in the 2005 10-K, the Company will file a Form 12b-25 notification to extend the filing of its 2005 Form 10-K by 15 calendar days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

	By:	/s/ Graham V. Smith
Graham V. Smith
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Dated: March 16, 2006